                                       AMERICAN SKANDIA ADVISOR FUNDS, INC.

                                                      BY-LAWS

                                                     ARTICLE I

                                                   STOCKHOLDERS
                                                   ------------

                  1.01.       Annual Meetings.  The  Corporation  is not required to hold an annual  meeting of its
                              ---------------
stockholders  in any year in which the election of directors is not required to be acted upon under the  Investment
Company Act of 1940.  If the  Corporation  is required by the  Investment  Company Act of 1940 to hold a meeting of stockholders  to elect  directors,  such meeting  shall be held at a date and time set by the Board of Directors in accordance  with the  Investment  Company Act of 1940 and no later than 120 days after the  occurrence of the event requiring the meeting.  Any  stockholders'  meeting held in accordance  with the preceding  sentence  shall for all purposes  constitute  the  annual  meeting of  stockholders  for the fiscal  year of the  Corporation  in which the meeting is held.  Except as the  charter or statute  provides  otherwise,  any  business  may be  considered  at an annual meeting  without the purpose of the meeting  having been specified in the notice.  Failure to hold an annual meeting does not invalidate the Corporation's existence or affect any otherwise valid corporate acts.

                  1.02.       Special Meetings.  At any time in the interval  between  annual  meetings,  a special
                              ----------------
meeting of  stockholders  may be called by the Chairman of the Board or the President or by a majority of the Board of Directors by vote at a meeting or in writing  (addressed to the Secretary of the Corporation)  with or without a meeting.  Special  meetings of the  stockholders  shall be called as may be required by law. The Board of Directors of the Corporation  shall call a special  meeting of  stockholders,  in its  discretion,  on the written request of stockholders  holding at least 10 percent of  outstanding  shares of a Fund. A request for a special  meeting shall state the  purpose of the meeting and the matters  proposed to be acted on at it. The  Secretary  shall  inform the stockholders  who make the  request of the  reasonably  estimated  costs of  preparing  and mailing a notice of the meeting  and,  on payment of these costs to the  Corporation,  notify  each  stockholder  entitled to notice of the meeting.

                  1.03.       Place of Meetings.  Meetings  of  stockholders  shall  be held at such  place  in the
                              -----------------
United States as is set from time to time by the Board of Directors.

                  1.04.       Notice of Meetings; Waiver of Notice.  Not  less  than  ten  nor  more  than  90 days
                              ------------------------------------
before each  stockholders'  meeting,  the Secretary  shall give written  notice of the meeting to each  stockholder entitled to vote at the meeting and each other  stockholder  entitled to notice of the  meeting.  The notice  shall state the time and place of the  meeting  and,  if the  meeting is a special  meeting  or notice of the  purpose is required  by  statute,  the  purpose  of the  meeting.  Notice  is given  to a  stockholder  when it is  personally delivered to him, left at his  residence or usual place of business,  or mailed to him at his address as it appears on the  records of the  Corporation.  Notwithstanding  the  foregoing  provisions,  each  person who is entitled to notice  waives  notice if he  before or after the  meeting  signs a waiver of the  notice  which is filed  with the records of stockholders' meetings, or is present at the meeting in person or by proxy.

                  1.05.       Quorum; Voting.  Unless statute or the charter  provides  otherwise,  at a meeting of
                              --------------
stockholders  the  presence  in person or by proxy of  stockholders  entitled  to cast a majority  of all the votes entitled  to be cast at the  meeting  constitutes  a quorum,  except that where the holders of any Fund or class of shares are  entitled to vote as a separate  class (such Fund or class being  referred to as a "Separate  Class") or where  holders  of two or more (but not all) Funds or classes  of shares  are  required  to vote as a single  class
(such  Funds or classes  being  referred  to as a  "Combined  Class"),  the  presence  in person or by proxy of the holders of a majority of the shares of that  Separate  Class or  Combined  Class,  as the case may be,  entitled to vote  thereat  shall  constitute  a quorum for such vote.  A majority of all the votes cast at a meeting at which a quorum is present is  sufficient  to approve any matter which  properly  comes  before the  meeting,  except that a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director.

                  1.06.       Adjournments.  Whether  or  not a  quorum  is  present,  a  meeting  of  stockholders
                              ------------
convened  on the date for which it was  called  may be  adjourned  from time to time  without  further  notice by a majority  vote of the  stockholders  present  in  person  or by proxy to a date not more  than 120 days  after  the original  record  date.  If a quorum  with  respect to a Separate  Class or a Combined  Class,  as the case may be, shall not be present or  represented  at any  meeting of  stockholders,  the holders of a majority of the shares of such  Separate  Class or such  Combined  Class,  as the case may be,  present in person or by proxy and entitled to vote shall have power to adjourn the meeting from time to time as to such Separate  Class or such  Combined  Class, as the case may be, without notice other than  announcement  at the meeting,  until the requisite  number of shares entitled to vote at such meeting  shall be present.  Any business  which might have been  transacted at the meeting as  originally  notified may be deferred and  transacted at any such  adjourned  meeting at which a quorum shall be present.

                  1.07.       General Right to Vote; Proxies.   Unless  the  charter  provides  for  a  greater  or
                              ------------------------------
lesser number of votes per share or limits or denies voting rights,  each  outstanding  share of stock,  regardless of the Fund or class,  is  entitled to one vote on each matter  submitted  to a vote at a meeting of  stockholders.
In all elections for  directors,  each share of stock may be voted for as many  individuals  as there are directors to be elected and for whose  election the share is entitled to be voted.  A stockholder  may vote the stock he owns of record  either in person or by proxy as provided by statute.  Unless a proxy  provides  otherwise,  it shall not be valid for more than eleven months after its date.

                  1.08.       List of Stockholders.  At each  meeting of  stockholders,  a full,  true and complete
                              --------------------
list of all  stockholders  entitled  to vote at such  meeting,  showing the number and class of shares held by each and  certified  by the  transfer  agent  for such  Fund or class or by the  Secretary,  shall be  furnished  by the
Secretary.

                  1.09.       Conduct of Business and Voting.  At all meetings of  stockholders,  unless the voting
                              ------------------------------
is  conducted  by  inspectors,  the  proxies  and  ballots  shall  be  received,  and all  questions  touching  the qualification  of voters and the validity of proxies,  the  acceptance or rejection of votes and procedures for the conduct of business not otherwise  specified by these  By-Laws,  the charter or law, shall be decided or determined by the chairman of the meeting.  If demanded by  stockholders,  present in person or by proxy,  entitled to cast 10 percent in number of votes  entitled  to be cast,  or if ordered by the  chairman,  the vote upon any  election  or question  shall be taken by ballot and,  upon like demand or order,  the voting  shall be  conducted by one or more inspectors,  in  which  event  the  proxies  and  ballots  shall  be  received,  and  all  questions  touching  the qualification  of voters and the validity of proxies and the acceptance or rejection of votes shall be decided,  by such  inspectors.  Unless so  demanded or ordered,  no vote need be by ballot and voting need not be  conducted  by inspectors.  The  stockholders at any meeting may choose an inspector or inspectors to act at such meeting,  and in default of such  election  the chairman of the meeting may appoint an inspector  or  inspectors.  No candidate  for election as a director at a meeting shall serve as an inspector thereat.

                  1.10.       Action by Written Consent.  Any  action  required  or  permitted  to  be  taken  at a
                              -------------------------
meeting  of  stockholders  may be taken  without a meeting  if there is filed  with the  records  of  stockholders'
meetings an unanimous  written  consent which sets forth the action and is signed by each  stockholder  entitled to vote on the matter and a written  waiver of any right to dissent signed by each  stockholder  entitled to notice of the meeting but not entitled to vote at it.

                                                    ARTICLE II

                                                BOARD OF DIRECTORS
                                                ------------------

                  2.01.       Function of Directors.   The  business  and  affairs  of  the  Corporation  shall  be
                              ---------------------
managed  under the  direction  of its Board of  Directors.  All powers of the  Corporation  may be  exercised by or under  authority of the Board of Directors,  except as conferred on or reserved to the  stockholders  by statute or by the charter or By-Laws.  The Board may delegate the duty of management of the assets and the  administration  of the  day-to-day  operations  of the  Corporation  to one or more  entities  or  individuals  pursuant  to a written contract or contracts which have obtained the approvals,  including the approval of renewals  thereof,  required by the Investment Company Act of 1940.

                  2.02.       Number of Directors.  The Corporation  shall have at least three directors;  provided
                              -------------------
that,  if there is no stock  outstanding,  the  number of  directors  may be less than three but not less than one, and,  if there is stock  outstanding  and so long as there are  fewer  than  three  stockholders,  unless  provided otherwise  by the  charter,  the  number  of  directors  may be less than  three  but not less  than the  number of stockholders.  The Corporation  shall have the number of directors  provided in its charter until changed as herein provided.  Unless  statute or the charter  provides  otherwise,  a majority of the entire  Board of  Directors  may alter the number of  directors  set by the charter to a number not  exceeding  25 nor less than the minimum  number then permitted herein, but the action may not affect the tenure of office of any director.

                  2.03.       Election and Tenure of Directors.  At each annual  meeting,  the  stockholders  shall
                              --------------------------------
elect directors to hold office until the next annual meeting and until their successors are elected and qualify.

                  2.04.       Removal of Directors.  Unless the  charter  of the  Corporation  provides  otherwise,
                              --------------------
the  stockholders of the Corporation may remove any director,  with or without cause, by the affirmative  vote of a majority of all the votes entitled to be cast for the election of directors.

                  2.05.       Vacancy on Board.  The  stockholders  may elect a successor  to fill a vacancy on the
                              ----------------
Board of Directors  which  results from the removal of a director by the  stockholders.  A director  elected by the stockholders  to fill a vacancy which results from the removal of a director  serves for the balance of the term of the  removed  director.  Unless  otherwise  provided  by  statute  or the  charter,  a  majority  of the  remaining directors,  whether or not  sufficient to constitute a quorum,  may fill a vacancy on the Board of Directors  which results  from any cause  except an  increase  in the  number of  directors  and a majority  of the entire  Board of
Directors  may fill a vacancy  which  results from an increase in the number of  directors.  A director  elected by the Board of  Directors  to fill a vacancy  serves  until the next  annual  meeting of  stockholders  and until his successor is elected and qualifies.

                  2.06.       Regular Meetings.  After each meeting of  stockholders  at which directors shall have
                              ----------------
been elected,  the Board of Directors  shall meet as soon as practicable  for the purpose of  organization  and the transaction  of other  business.  In the event  that no other time and place are  specified  by  resolution  of the
Board,  the President or Chairman with notice in accordance  with Section 2.08,  the Board of Directors  shall meet immediately  following the close of, and at the place of, such  stockholders'  meeting.  Any other regular  meeting of the Board of  Directors  shall be held on such date and at any place as may be  designated  from time to time by the Board of Directors.

                  2.07.       Special Meetings.  Special  meetings of the Board of  Directors  may be called at any
                              ----------------
time by the  Chairman  of the Board or the  President  or by the Board of  Directors  by vote at a  meeting,  or in writing with or without a meeting.  A special  meeting of the Board of Directors  shall be held on such date and at any place as may be designated  from time to time by the Board of  Directors.  In the absence of  designation  such meeting shall be held at such place as may be designated in the call.

                  2.08.       Notice of Meetings; Waiver of Notice.   Except  as  provided  in  Section  2.06,  the
                              ------------------------------------
Secretary  shall give notice to each director of each regular and special  meeting of the Board of  Directors.  The notice  shall  state  the time and  place of the  meeting.  Notice  is  given to a  director  when it is  delivered personally to him, left at his residence or usual place of business, or sent by telegraph,  facsimile  transmission or telephone,  at least 24 hours before the time of the meeting or, in the  alternative,  by mail to his address as it shall  appear on the  records  of the  Corporation  at least 72 hours  before  the time of the  meeting.  Unless statute,  the By-Laws or a resolution of the Board of Directors provides  otherwise,  the notice need not state the business  to be  transacted  at or the  purposes of any regular or special  meeting of the Board of  Directors.  No notice of any meeting of the Board of  Directors  need be given to any  director  who  attends,  or to any director who, in a writing  executed and filed with the records of the meeting  either before or after the holding  thereof, waives such notice.  Any meeting of the Board of  Directors,  regular or special,  may adjourn from time to time to reconvene at the same or some other place,  and no notice need be given of any such  adjourned  meeting  other than by announcement.

                  2.09.       Action by Directors.  Unless  statute  or the  charter  or  the  By-Laws  requires  a
                              -------------------
greater  proportion,  the action of a majority of the  directors  present at a meeting at which a quorum is present is action of the Board of  Directors.  A majority of the entire  Board of Directors  shall  constitute a quorum for the  transaction  of  business.  In the absence of a quorum,  the  directors  present by majority  vote and without notice other than by  announcement  may adjourn the meeting from time to time until a quorum shall  attend.  At any such  adjourned  meeting at which a quorum shall be present,  any business may be transacted  which might have been transacted at the meeting as originally  notified.  Unless otherwise provided by statute or regulation,  any action required or  permitted  to be taken at a meeting of the Board of Directors  may be taken  without a meeting,  if an unanimous  written  consent  which sets  forth the action is signed by each  member of the Board and filed with the minutes of proceedings of the Board.

                  2.10.       Participation by Telephone.  Members of the Board of Directors may  participate  in a
                              --------------------------
meeting by means of a conference telephone or similar  communications  equipment allowing all persons participating in the  meeting  to hear  each  other at the same  time.  Unless  provided  otherwise  by  statute  or  regulation, participation  in a  meeting  by these  means  constitutes  presence  in  person  at the  meeting[,  but  shall not constitute attendance for the purpose of compensation pursuant to Section 2.11].

                  2.11.       Compensation.  By resolution  of the Board of Directors a fixed sum and expenses,  if
                              ------------
any, for  attendance  at each regular or special  meeting of the Board of Directors or of committees  thereof,  and other  compensation  for  their  services  as such or on  committees  of the  Board  of  Directors,  may be paid to directors.  A director who serves the  Corporation  in any other  capacity also may receive  compensation  for such other services, pursuant to a resolution of the Board of Directors.

                                                    ARTICLE III

                                                    COMMITTEES
                                                    ----------

                  3.01.       Committees.  The Board of  Directors  may appoint from among its members an Executive
                              ----------
Committee  and other  committees  comprised of two or more  directors and delegate to these  committees  any of the powers of the Board of Directors,  except the power to declare  dividends or other  distributions  on stock,  elect directors,  issue stock  other than as provided in the next  sentence,  recommend  to the  stockholders  any action which  requires  stockholder  approval,  amend the By-Laws,  or approve any merger or share exchange which does not require  stockholder  approval.  If the Board of  Directors  has given  general  authorization  for the issuance of stock,  a  committee  of the  Board,  in  accordance  with a general  formula or method  specified  by the Board by resolution  or by adoption of a stock option or other plan,  may fix the terms of stock  subject to  classification or  reclassification  and the terms on which any stock may be issued,  including all terms and conditions  required or permitted to be established or authorized by the Board of Directors.

                  3.02.       Committee Procedure.  Each  committee  may fix rules of procedure  for its  business.
                              -------------------
A majority of the members of a committee  shall  constitute a quorum for the transaction of business and the action of a majority  of those  present at a meeting at which a quorum is present  shall be action of the  committee.  The members of a committee present at any meeting,  whether or not they constitute a quorum,  may appoint a director to act in the place of an absent  member.  Any action  required or  permitted  to be taken at a meeting of a committee may be taken  without a meeting,  if an  unanimous  written  consent  which sets forth the action is signed by each member of the  committee  and filed with the minutes of the  committee.  The members of a committee may conduct any meeting thereof by telephone in accordance with the provisions of Section 2.10.

                  3.03.       Emergency.  In the event of a state of  disaster  of  sufficient  severity to prevent
                              ---------
the conduct  and  management  of the affairs and  business of the  Corporation  by its  directors  and  officers as contemplated by the charter and these By-Laws,  any two or more available  members of the then incumbent  Executive
Committee  shall  constitute  a quorum of that  Committee  for the full conduct and  management  of the affairs and
business  of  the   Corporation  in  accordance  with  the  provisions  of  Section  3.01.  In  the  event  of  the unavailability,  at such  time,  of a  minimum  of two  members  of the then  incumbent  Executive  Committee,  the available  directors  shall elect an Executive  Committee  comprised of any two members of the Board of  Directors, whether or not they be officers of the  Corporation,  which two members shall  constitute  the Executive  Committee for the full conduct and management of the affairs of the Corporation in accordance  with the foregoing  provisions of this  Section  3.03.  This  Section  3.03 shall be  subject  to  implementation  by  resolution  of the Board of
Directors  passed from time to time for that purpose,  and any  provisions of the By-Laws (other than this Section)
and any  resolutions  which are  contrary  to the  provisions  of this  Section  or to the  provisions  of any such implementing  resolutions  shall be  suspended  until it shall be  determined  by any interim  Executive  Committee acting  under  this  Section  that it shall be to the  advantage  of the  Corporation  to resume  the  conduct  and management of its affairs and business under all the other provisions of these By-Laws.

                                                    ARTICLE IV

                                                     OFFICERS
                                                     --------

                  4.01.       Executive and Other Officers.  The  Corporation  shall have a President,  a Secretary
                              ----------------------------
and a  Treasurer.  It may also have a Chairman  of the Board.  The Board of  Directors  shall  designate  who shall serve as President,  who shall have general  supervision  of the business and affairs of the  Corporation,  and may designate a chief  operating  officer,  who shall have  supervision  of the operations of the  Corporation.  In the absence of any designation  the Chairman of the Board,  if there be one, shall serve as President.  The same person may  hold  the  office  of  Chairman  of the  Board  and  President.  The  Corporation  may  also  have one or more
Vice-Presidents,  assistant  officers and subordinate  officers as may be established by the Board of Directors.  A person may hold more than one  office in the  Corporation  except  that no person  may serve  concurrently  as both
President  and  Vice-President  of the  Corporation.  The  Chairman  of the Board  shall be a  director.  The other officers may be directors.  The Chairman of the Board,  if one be elected,  or the  President  shall preside at all meetings of the Board of Directors and of the stockholders.

                  4.02.       Chairman of the Board.  Unless  otherwise  specified by the Board of  Directors,  the
                              ---------------------
Chairman of the Board shall be the President of the  Corporation  and perform the duties  customarily  performed by presidents,  and may  perform any duties of the  President.  In  general,  he shall  perform all such duties as are from time to time assigned to him by the Board of Directors.

                  4.03.       President.  Unless  otherwise  specified  by the Board of  Directors,  the  President
                              ---------
shall be the Chief  Operating  Officer of the  Corporation  and perform the duties  customarily  performed by chief operating  officers.  He or she may sign  and  execute,  in the  name of the  Corporation,  all  authorized  deeds, mortgages,  bonds,  contracts  or other  instruments,  except in cases in which the signing and  execution  thereof shall have been  expressly  delegated  to some other  officer or agent of the  Corporation.  In general,  he or she shall perform all duties usually  performed by a president of a corporation  and such other duties as are from time to time assigned to him or her by the Board of Directors or the Chairman of the Board of the Corporation.

                  4.04.       Vice-Presidents.  The  Vice-President  or  Vice-Presidents,  at  the  request  of the
                              ---------------
President,  or in the  President's  absence or during his  inability to act,  shall perform the duties and exercise the functions of the President,  and when so acting shall have the powers of the  President.  If there be more than one  Vice-President,  the Board of Directors may determine which one or more of the  Vice-Presidents  shall perform any of such  duties  or  exercise  any of such  functions,  or if such  determination  is not made by the  Board of
Directors,  the President may make such  determination;  otherwise  any of the  Vice-Presidents  may perform any of such  duties or  exercise  any of such  functions.  The  Vice-President  or  Vice-Presidents  shall have such other powers and perform such other duties, and have such additional  descriptive  designations in their titles (if any), as are from time to time assigned to them by the Board of Directors or the President.

                  4.05.       Secretary.   The   Secretary   shall  keep  the  minutes  of  the   meetings  of  the
                              ---------
stockholders,  of the Board of Directors and of any  committees,  in books provided for that purpose;  he shall see that all notices are duly given in  accordance  with the  provisions of the By-Laws or as required by law; he shall be  custodian of the records of the  Corporation;  he may witness any  document on behalf of the  Corporation,  the execution of which is duly  authorized,  see that the corporate  seal is affixed where such document is required or desired to be under its seal,  and,  when so affixed,  may attest the same;  and, in general,  he shall perform all duties  incident  to the office of a secretary  of a  corporation,  and such other  duties as are from time to time assigned to him by the Board of Directors or the President.

                  4.06.       Treasurer.  The  Treasurer  shall have  charge of and be  responsible  for all funds,
                              ---------
securities,  receipts and  disbursements of the Corporation,  and shall deposit,  or cause to be deposited,  in the name of the  Corporation,  all  moneys  or  other  valuable  effects  in  such  banks,  trust  companies  or  other depositories  as shall,  from time to time,  be selected by the Board of  Directors;  he or she shall render to the
President  and to the Board of  Directors,  whenever  requested,  an  account  of the  financial  condition  of the
Corporation;  and,  in  general,  he shall  perform  all the  duties  incident  to the office of a  treasurer  of a corporation,  and such other  duties as are from time to time  assigned to him or her by the Board of  Directors or the President.

                  4.07.       Assistant and Subordinate Officers.  The  assistant and  subordinate  officers of the
                              ----------------------------------
Corporation  are all  officers  below the office of  Vice-President,  Secretary  or  Treasurer.  The  assistant  or subordinate  officers  shall have such duties as are from time to time  assigned to them by the Board of  Directors or the President.

                  4.08.       Election, Tenure and Removal of Officers.  The  Board of  Directors  shall  elect the
                              ----------------------------------------
officers of the  Corporation.  The Board of Directors  may from time to time  authorize any committee or officer to appoint  assistant and  subordinate  officers.  Election or appointment of an officer,  employee or agent shall not of itself create  contract  rights.  All officers  shall be elected or appointed to hold their  respective  offices during the pleasure of the Board.  The Board of Directors  (or, as to any  assistant or  subordinate  officer,  any committee  or officer  authorized  by the Board) may remove an officer at any time.  The removal of an officer does not  prejudice  any of his  contract  rights.  The Board of  Directors  (or,  as to any  assistant  or  subordinate officer, any committee or officer authorized by the Board) may fill a vacancy which occurs in any office.

                  4.09.       Compensation.  The  Board of  Directors  shall  have  power to fix the  salaries  and
                              ------------
other  compensation and  remuneration,  of whatever kind, of all officers of the Corporation.  It may authorize any committee  or  officer,  upon  whom the  power of  appointing  assistant  and  subordinate  officers  may have been conferred, to fix the salaries, compensation and remuneration of such assistant and subordinate officers.

                                                     ARTICLE V

                                                  INDEMNIFICATION
                                                  ---------------

                  5.01.         Indemnification.  Any  indemnification  by the Corporation  for a specific  action,
                                ---------------
suit or proceeding  shall (unless ordered by a court) be made by the Corporation  only upon (a) a final decision on the  merits  by a court or other  body  before  whom the  action,  suit or  proceeding  was  brought  that a person permitted  by the charter to seek  indemnification  (the  "Covered  Person")  was not liable by reason of Disabling
Conduct  (hereafter  defined),  (b) dismissal of the  proceeding  against the Covered Person for  insufficiency  of evidence of any  Disabling  Conduct,  or (c) a  reasonable  determination,  based upon a review of the facts,  by a majority of a quorum of the directors who are neither  "interested  persons" of the  Corporation  as defined in the
Investment  Company  Act of 1940 nor  parties  to the  proceeding  ("Disinterested,  Non-Party  Directors"),  or an independent  legal  counsel in a written  opinion,  that the Covered  Person was not liable by reason of  Disabling
Conduct.  Disabling  Conduct  includes (a)  liability in connection  with any  proceeding in which it is determined that (i) the act or omission of the Covered  Person was material to the matter giving rise to the  proceeding,  and was  committed  in bad faith or was the result of active and  deliberate  dishonesty,  or (ii) the  Covered  Person actually  received  an  improper  personal  benefit in money,  property  or  services,  or (iii) in the case of any criminal  proceeding,  the Covered  Person had  reasonable  cause to believe that the act or omission was unlawful, and (b) liability to the  Corporation or its  stockholders  to which the Covered Person would  otherwise be subject by reason of willful  misfeasance,  bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.  The  termination  of any  proceeding  by  judgment,  order or  settlement  shall not create a presumption  that the Covered  Person did not meet the required  standard of conduct;  the  termination of any  proceeding  by  conviction,  or a plea of nolo  contendere  or its  equivalent,  or an  entry  of an  order of probation  prior to  judgment,  shall  create a  rebuttable  presumption  that the Covered  Person did not meet the required  standard of conduct.  Any  determination  pursuant to this Section 7.01 shall not prevent  recovery  from any Covered  Person of any amount paid to him in  accordance  with this By-Law as  indemnification  if such Covered
Person is  subsequently  adjudicated  by a court of  competent  jurisdiction  to be  liable by reason of  Disabling
Conduct.

                  5.02.       Enforcement of Indemnification Right.  Any  indemnification,  or payment of  expenses
                              ------------------------------------
in advance of the final  disposition of any action,  suit or proceeding,  shall be made promptly,  and in any event within 60 days,  upon the  written  request  of the  Covered  Person.  The right to  indemnification  and  advances hereunder  shall  be  enforceable  by the  Covered  Person  in any  court  of  competent  jurisdiction,  if (i) the
Corporation  denies such request,  in whole or in part, or (ii) no disposition  thereof is made within 60 days. The
Covered  Person's  costs  and  expenses  incurred  in  connection  with  successfully  establishing  his  right  to indemnification,  in whole or in part,  in any such action shall also be reimbursed  by the  Corporation.  It shall be a defense to any action for  advance for  expenses  that (a) a  determination  has been made that the facts then known to those making the  determination  would preclude  indemnification  or (b) the  Corporation has not received both (i) an  undertaking  as required by law to repay such advances in the event it shall  ultimately be determined that the  standard  of  conduct  has not been met and (ii) a  written  affirmation  by the  Covered  Person of such
Covered Person's good faith belief that the standard of conduct  necessary for  indemnification  by the Corporation has been met.

                  5.03.       Advance Payment of Expenses.   Reasonable   expenses   (including   attorney's  fees)
                              ---------------------------
incurred by a Covered Person may be paid or reimbursed by the  Corporation  in advance of the final  disposition of an action,  suit or proceeding upon receipt by the  Corporation of (i) a written  affirmation by the Covered Person of his good faith  belief that the standard of conduct  necessary  for  indemnification  under this By-Law has been met and (ii) a written  undertaking  by or on behalf of the Covered  Person to repay the amount if it is ultimately determined  that such  standard of conduct has not been met, so long as either (A) the Covered  Person has provided a security for his  undertaking,  (B) the  Corporation  is insured  against  losses arising by reason of any lawful advances,  or (C) a  majority  of a quorum of the  Disinterested,  Non-Party  Directors,  or an  independent  legal counsel in a written opinion,  has determined,  based on a review of readily  available facts (as opposed to a full trial-type  inquiry),  that there is reason to believe that the Covered Person ultimately will be found entitled to indemnification.

                  5.04.       Exclusivity, Etc.  The  indemnification  and  advance of  expenses  provided  by this
                              -----------------
By-Law shall not be deemed  exclusive  of any other rights to which a Covered  Person  seeking  indemnification  or advance of expenses may be entitled under any law (common or statutory),  or any  agreement,  vote of  stockholders or  disinterested  directors,  or other  provision  that is  consistent  with law, both as to action in an official capacity and as to action in another  capacity  while  holding  office or while  employed by or acting as agent for the  Corporation,  shall  continue in respect of all events  occurring  while the Covered  Person was a director or officer  after such  Covered  Person has ceased to be a director or officer,  and shall inure to the benefit of the estate,  heirs,  executors and  administrators of such Covered Person.  The Corporation shall not be liable for any payment under this By-Law in  connection  with a claim made by a director or officer to the extent such director or office has  otherwise  actually  received  payment under an insurance  policy,  agreement,  vote or otherwise.  All rights to  indemnification  and  advance  of  expenses  under the  charter  and  hereunder  shall be deemed to be a contract  between the  Corporation  and each  director or officer of the  Corporation  who serves or served in such capacity at any time while this By-Law is in effect.  Nothing  herein shall  prevent the  amendment of this By-Law, provided that no such amendment  shall  diminish the rights of any Covered Person  hereunder with respect to events occurring  or claims  made  before  its  adoption  or as to claims  made  after its  adoption  in respect of events occurring  before its  adoption.  Any repeal or  modification  of this  By-Law  shall not in any way  diminish  any rights to  indemnification  or  advance of  expenses  of a Covered  Person or the  obligations  of the  Corporation arising  hereunder with respect to events  occurring,  or claims made, while this By-Law or any provision hereof is in force.

                  5.05.       Insurance.  The  Corporation  may purchase  and  maintain  insurance on behalf of any
                              ---------
Covered Person  against any liability  asserted  against him and incurred by him in any such  capacity,  or arising out of his status as such;  provided,  however,  that the Corporation shall not purchase insurance to indemnify any
Covered Person against liability for Disabling Conduct.

                  5.06.       Severability: Definitions.  The  invalidity or  unenforceability  of any provision of
                              -------------------------
this Article V shall not affect the validity or  enforceability  of any other  provision  hereof.  The phrase "this
By-Law" in this Article V means this Article V in its entirety.

                                                    ARTICLE VI

                                                       STOCK
                                                       -----

                  6.01.       Certificates for Stock.  The Board of Directors may  determine to issue  certificated
                              ----------------------
or  uncertificated  shares of capital stock and other securities of the Corporation.  For certificated  stock, each stockholder  is  entitled  to  certificates  which  represent  and  certify  the  shares  of  stock he holds in the
Corporation.  Each  stock  certificate  shall  include  on its face the  name of the  Corporation,  the name of the stockholder  or other  person to whom it is  issued,  and the  class or  series  of stock  and  number of shares it represents.  It shall also include a statement which provides in substance  that: the  Corporation  will furnish to any  stockholder  on  request  and  without  charge  a full  statement  of the  designations  and any  preferences, conversion and other rights, voting powers, restrictions,  limitations as to dividends,  qualifications,  and terms and  conditions  of  redemption of the stock of each class which the  Corporation  is  authorized to issue,  of the differences  in the  relative  rights and  preferences  between the shares of each series of a preferred or special class in series  which the  Corporation  is  authorized  to issue,  to the  extent  they have been set,  and of the authority  of the  Board of  Directors  to set the  relative  rights  and  preferences  of  subsequent  series of a preferred  or special  class of stock and any  restrictions  on  transferability.  Such  request may be made to the
Secretary or to its transfer agent.  Upon the issuance of  uncertificated  shares of capital stock, the Corporation shall send the stockholder a written  statement of the same information  required on the  certificate.  It shall be in such form,  not  inconsistent  with law or with the  charter,  as shall be approved by the Board of Directors or any  officer  or  officers  designated  for such  purpose  by  resolution  of the Board of  Directors.  Each  stock certificate  shall be signed by the Chairman of the Board, the President,  or a  Vice-President,  and countersigned by the Secretary,  an Assistant  Secretary,  the Treasurer,  or an Assistant  Treasurer.  Each  certificate  may be sealed with the actual  corporate  seal or a facsimile of it or in any other form and the  signatures may be either manual or facsimile  signatures.  A certificate  is valid and may be issued whether or not an officer who signed it is still an officer when it is issued.

                  6.02.       Transfers.  The  Board of  Directors  shall  have  power and  authority  to make such
                              ---------
rules and  regulations  as it may deem  expedient  concerning  the issue,  transfer and  registration  of shares of stock;  and may appoint transfer agents and registrars  thereof.  The duties of transfer agent and registrar may be combined.

                  6.03.       Record Date and Closing of Transfer Books.  The Board of  Directors  may set a record
                              -----------------------------------------
date or direct  that the stock  transfer  books be closed for a stated  period for the purpose of making any proper determination  with respect to  stockholders,  including  which  stockholders  are entitled to notice of a meeting, vote at a meeting,  receive a  dividend,  or be  allotted  other  rights.  The record  date may not be prior to the close of business on the day the record date is fixed nor,  subject to Section  1.06,  more than 90 days before the date on which the action  requiring the  determination  will be taken;  the transfer  books may not be closed for a period longer than 20 days;  and, in the case of a meeting of  stockholders,  the record date or the closing of the transfer books shall be at least 10 days before the date of the meeting.

                  6.04.       Stock Ledger.  The  Corporation  shall  maintain a stock  ledger  which  contains the
                              ------------
name  and  address  of each  stockholder  and the  number  of  shares  of stock of each  Fund or  class  which  the stockholder  holds.  The stock ledger may be in written  form or in any other form which can be converted  within a reasonable  time into  written  form for visual  inspection.  The original or a duplicate of the stock ledger shall be kept at the offices of the transfer  agent,  or, if none,  at the  principal  office in the State of Maryland or the principal executive office of the Corporation.

                  6.05.  Certification of Beneficial Owners.  The  Board of  Directors  may adopt by  resolution  a
                         ----------------------------------
procedure by which a stockholder of the Corporation  may certify in writing to the  Corporation  that any shares of stock  registered  in the name of the  stockholder  are held for the account of a specified  person  other than the stockholder.  The resolution shall set forth the class of stockholders  who may certify,  the purpose for which the certification  may be  made,  the  form  of  certification  and  the  information  to be  contained  in it,  if the certification  is with respect to a record date or closing of the stock transfer  books,  the time after the record date or closing of the stock transfer  books within which the  certification  must be received by the  Corporation, and any other  provisions  with respect to the  procedure  which the Board  considers  necessary or  desirable.  On receipt  of a  certification  which  complies  with the  procedure  adopted  by the Board in  accordance  with this
Section,  the person specified in the certification is, for the purpose set forth in the certification,  the holder of record of the specified stock in place of the stockholder who makes the certification.

                  6.06.       Lost Stock Certificates.  The Board of Directors  of the  Corporation  may  determine
                              -----------------------
the  conditions for issuing a new stock  certificate in place of one which is alleged to have been lost,  stolen or destroyed,  including  the  requirement  that the owner  furnish a bond as indemnity  against any claim that may be made against the  Corporation in respect of the lost,  stolen or destroyed  certificate,  or the Board of Directors may  delegate  such  power to any  officer  or  officers  of the  Corporation.  In their  discretion,  the Board of
Directors or such officer or officers  may refuse to issue such new  certificate  save upon the order of some court having jurisdiction in the premises.

                                                    ARTICLE VII

                                                      FINANCE
                                                      -------

                  7.01.       Checks, Drafts, Etc.  All checks,  drafts and orders for the payment of money,  notes
                              -------------------
and other evidences of indebtedness,  issued in the name of the Corporation,  shall,  unless otherwise  provided by resolution of the Board of Directors,  be signed by the President, a Vice-President or an Assistant  Vice-President
and  countersigned  by the  Treasurer,  an  Assistant  Treasurer,  the  Secretary or an  Assistant  Secretary.  The
President or Treasurer shall prepare annually a full and correct  statement of the affairs of the  Corporation,  to include a statement of net assets and a financial  statement  of  operations  for the  preceding  fiscal year.  The statement of affairs shall be placed on file at the  Corporation's  principal  office within 120 days after the end of the fiscal year.

                  7.03.       Fiscal Year.  The  fiscal  year of the  Corporation  shall  be the  12-calendar-month
                              -----------
period ending October 31 in each year, unless otherwise provided by the Board of Directors.

                  7.04.       Dividends.  If  declared  by the  Board of  Directors  at any  meeting  thereof,  the
                              ---------
Corporation  may pay  dividends  on its  shares  in  cash,  property,  or in  shares  of the  capital  stock of the
Corporation,  unless  such  dividend  is  contrary  to law or to a  restriction  contained  in the  charter  of the
Corporation.

                  7.05.       Net Asset Value.  Except  in  the  event  of  emergency  conditions  or as  otherwise
                              ---------------
permitted  by the  Investment  Company  Act of 1940,  the net asset  value per share of each Fund or class of stock shall be determined no less frequently than once daily,  Monday through Friday,  at such time or times as the Board of Directors  sets.  In valuing  portfolio  investments  for the  determination  of the current net asset value per share of any Fund or class of shares,  securities  for which  market  quotations  are  readily  available  shall be valued at prices  which,  in the  opinion  of the  Board of  Directors  or the  person  designated  by the Board of
Directors to make the determination,  most nearly represent the current market value of such securities,  and other securities  and assets shall be valued on the basis of their fair value as  determined by or under the direction of the Board of Directors.  Notwithstanding  the  foregoing,  the Board of Directors  may determine  that it is in the best  interests of a particular  Fund and its  shareholders  to utilize the  amortized  cost  valuation in order to maintain a stable net asset  value per share for the Fund and may adopt  procedures  in  accordance  with Rule 2a-7 promulgated  under the  Investment  Company Act of 1940 which are  reasonably  designed to stabilize the Fund's net asset value per share at a single value.

                  7.06.       Employment of Custodian.  The  Corporation  shall place and maintain  its  securities
                              -----------------------
and  similar  investments  in the custody of one or more  custodians  meeting the  requirements  of the  Investment
Company Act of 1940, or may serve as its own custodian in accordance  with such rules and  regulations or orders as the  Securities  and  Exchange  Commission  may  from  time to time  prescribe  for the  protection  of  investors.
Securities held by a custodian may be registered in the name of the  Corporation,  including the designation of the particular Fund to which such assets belong,  or any such custodian,  or the nominee of either of them.  Subject to such rules,  regulations,  and orders as the Commission may adopt as necessary or appropriate for the protection of investors,  the Corporation or any custodian,  with the consent of the Corporation,  may deposit all or any part of the  securities  owned by the  Corporation in a system for the central  handling of  securities,  pursuant to which system all  securities  of a particular  class or series of any issuer  deposited  within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities.

                                                   ARTICLE VIII

                                                 SUNDRY PROVISIONS
                                                 -----------------

                  8.01.       Books and Records.  The  Corporation  shall  keep  correct  and  complete  books  and
                              -----------------
records  of its  accounts  and  transactions  and  minutes  of the  proceedings  of its  stockholders  and Board of
Directors  and of any executive or other  committee  when  exercising  any of the powers of the Board of Directors.
The books and  records  of the  Corporation  may be in written  form or in any other  form  which can be  converted within a reasonable  time into written form for visual  inspection.  Minutes  shall be recorded in written form but may be maintained in the form of a  reproduction.  The original or a certified  copy of these By-Laws shall be kept at the principal office of the Corporation.

                  8.02.       Corporate Seal.  The Board of Directors  shall provide a suitable  seal,  bearing the
                              --------------
name of the  Corporation,  which shall be in the charge of the Secretary.  The Board of Directors may authorize one or more  duplicate  seals and  provide  for the  custody  thereof.  If the  Corporation  is  required  to place its corporate seal to a document,  it is sufficient to meet the requirement of any law, rule or regulation  relating to a corporate seal to place the word "Seal"  adjacent to the signature of the person  authorized to sign the document on behalf of the Corporation.

                  8.03.       Bonds.  The Board of  Directors  may  require any  officer,  agent or employee of the
                              -----
Corporation to give a bond to the Corporation,  conditioned upon the faithful discharge of his duties,  with one or more sureties and in such amount as may be satisfactory to the Board of Directors.

                  8.04.       Voting Shares in Other Corporations.  Shares of other  corporations or  associations,
                              -----------------------------------
registered in the name of the Corporation,  may be voted by the President,  a Vice-President,  or a proxy appointed by either of them.  The Board of  Directors,  however,  may by  resolution  appoint  some other person to vote such shares,  in which case such person shall be entitled to vote such shares upon the  production  of a certified  copy of such resolution.

                  8.05.       Mail.  Any notice or other  document  which is required by these By-Laws to be mailed
                              ----
shall be deposited in the United States mails, postage prepaid.

                  8.06.       Execution of Documents.  A person who holds  more than one office in the  Corporation
                              ----------------------
may not act in more than one  capacity  to  execute,  acknowledge  or verify an  instrument  required  by law to be executed, acknowledged or verified by more than one officer.

                  8.07.       Amendments.  Subject  to the  special  provisions  of Section  2.02,  (i) any and all
                              ----------
provisions  of these  By-Laws  may be altered or repealed  and new by-laws may be adopted at any annual  meeting of the  stockholders,  or at any special  meeting called for that purpose,  and (ii) the Board of Directors shall have the power, at any regular or special meeting thereof,  to make and adopt new by-laws,  or to amend, alter or repeal any of the By-Laws of the Corporation.